Exhibit 99.2

REVOCABLE PROXY

LAUREL CAPITAL GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAUREL CAPITAL GROUP, INC. (THE “COMPANY”) FOR USE ONLY AT THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 2006

AND AT ANY ADJOURNMENT THEREOF

The undersigned, being a shareholder of the Company, hereby appoints the Board of Directors, or any successor thereto, as proxies with full power of substitution, and hereby authorizes them to represent and vote, as designated on this proxy card, all the shares of common stock of the Company (“Common Stock”) held of record by the undersigned on                     , 2006 at the special meeting of shareholders, to be held at                                                                                                        on                     , 2006 at          a.m., Eastern Time, or any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on this proxy card. The Board of Directors recommends that shareholders vote FOR Proposals 1 and 2.

1. The approval of the agreement and plan of merger, dated as of April 27, 2006, between Laurel Capital Group, Inc. and First Commonwealth Financial Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. The adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Shares of common stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other business is presented at the special meeting, including whether or not to adjourn the special meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting. This proxy may be revoked at any time prior to the time it is exercised at the special meeting.

Dated:

SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name(s) appear(s) on this card. When signing in a representative capacity, please give title. Only one signature is required in the case of joint account.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.